EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
Ryder System, Inc.:

We consent to incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc. of our report dated February 4, 1997, relating to the consolidated balance sheets of Ryder System, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in, or is incorporated by reference in, the December 31, 1996 annual report on Form 10-K of Ryder System, Inc.:

     Form S-3:

             /bullet/ Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

             /bullet/ Registration Statement No. 33-50232 coverin $800,000,000 aggregate principal amount of debt securities.

             /bullet/ Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

     Form S-8:

             /bullet/ Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

             /bullet/ Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

             /bullet/ Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

             /bullet/ Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

The Board of Directors and Shareholders
Ryder System, Inc.
Page 2

             /bullet/ Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

             /bullet/ Registration Statement No. 33-442507 covering the Ryder Student Transportation Services, Inc. Retirement/Savings Plan.

             /bullet/ Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

             /bullet/ Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

             /bullet/ Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

             /bullet/ Registration Statement No. 33-58045 covering the Ryder System, Inc. Savings Restoration Plan.

             /bullet/ Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

             /bullet/ Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

              /bullet/ Registration Statement No. 333-19515 covering the Ryder
                       System, Inc. Deferred Compensation Plan.


/s/ KPMG PEAT MARWICK LLP
-------------------------

Miami, Florida
March 25, 1997